CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 3 to Registration Statement No. 811-22428 on Form N-1A of our report dated January 27, 2011, relating to the financial statements and financial highlights of The Cushing MLP Premier Fund (the “Fund”), appearing in the Annual Report to Shareholders of the Fund for the fiscal year ended November 30, 2010.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which forms a part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 29, 2011